UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 12, 2012

Moody National REIT I, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-150612	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Assignment and Assumption Agreement Relating to Homewood Suites Woodlands

On April 12, 2012, Moody National REIT I, Inc. (the “Company”), through Moody National Wood-Hou Holding, LLC, its indirect wholly owned subsidiary (“Moody Holding”), entered into an Assignment and Assumption of Purchase Agreement with Moody National Companies, LP, an affiliate of the Company, whereby Moody Holding assumed the Purchase  Agreement, dated and effective as of March 22, 2012, as amended, relating to the acquisition of Homewood Suites Woodlands (the “Woodlands Hotel”), from an unaffiliated third party seller, for an aggregate purchase price of $12,000,000, excluding acquisition costs. The Company intends to finance the acquisition of the Woodlands Hotel with proceeds from its ongoing public offering and the assumption of approximately $6,950,000 of indebtedness.

The Woodlands Hotel is a 91-suite hotel property located in The Woodlands, Texas, a suburb of Houston, Texas.  The Woodlands Hotel was developed in 2001 and features 70 one bedroom/one bath suites and 21 two bedroom/two bath suites.  All suites at the Woodlands Hotel have fully equipped kitchens, separate eating and sitting areas and high speed internet access.  Property amenities include a business center, meeting rooms, fitness center and courtyard pool and spa. The Woodlands is the largest master planned community in Texas and is located approximately 20 miles north of downtown Houston.  Over 1,000 companies are located in the Woodlands, including Fortune 500 companies such as Anardarko and Chevron Phillips.  Additionally, Exxon Mobil has announced that it is developing an office complex in the Woodlands to consolidate its several separate offices located throughout Houston.

The acquisition of the Woodlands Hotel is subject to substantial conditions to closing, including: (1) the approval of the lender for the existing indebtedness on the Woodlands Hotel to be assumed by the Company; (2) the sale of a sufficient number of shares of the Company’s common stock in the Company’s public offering to fund a portion of the purchase price for the Woodlands Hotel; and (3) the absence of a material adverse change to the Woodlands Hotel prior to the date of the acquisition. The closing of the acquisition of the Woodlands Hotel is expected to occur in the third quarter of 2012.  There is no assurance that the Company will close the acquisition of the Woodlands Hotel on the terms described above or at all.

The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Advisory Agreement

    On April 12, 2012, the Company entered into Amendment No.2 (the "Amendment") to the Amended and Restated Advisory Agreement by and among the Company, Moody National Operating Partnership I, L.P., the Company's operating partnership, and Moody National Advisor I, LLC, the Company's advisor (the "Advisory Agreement"). The Amendment renewed the Advisory Agreement, effective April 15, 2012, for an additional one- year term expiring on April 15, 2013.

    The material terms of the Amendment described herein are qualified in their entirety by the Amendment, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Assignment and Assumption of Purchase Agreement, dated as of April 12, 2012, by and between Moody National Companies, LP and Moody National Wood-Hou Holding, LLC

10.2
Purchase Agreement, dated as of March 22, 2012, by and between Moody National Companies, LP and Woodlands Terrapin Investors I, LLC, Woodlands Terrapin Investors II, LLC, Woodlands Terrapin Investors III, LLC, 537 Houston, LLC, Marc Hotel Houston, LLC, Miriam Hotel Houston, LLC and Terrapin Operator Woodlands, LLC

10.3
First Amendment to Purchase Agreement, dated as of April 6, 2012, by and between Moody National Companies, LP and Woodlands Terrapin Investors I, LLC, Woodlands Terrapin Investors II, LLC, Woodlands Terrapin Investors III, LLC, 537 Houston, LLC, Marc Hotel Houston, LLC Miriam Hotel Houston, LLC and Terrapin Operator Woodlands, LLC

10.4	Amendment No. 2 to the Amended and Restated Advisory Agreement, dated April 12, 2012, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: April 13, 2012	By:	/s/Brett C. Moody
	Name:	Brett C. Moody
	Title:	Chief Executive Officer and President

  EXHIBIT INDEX

Exhibit	Description

10.1	Assignment and Assumption of Purchase Agreement, dated as of April 12, 2012, by and between Moody National Companies, LP and Moody National Wood-Hou Holding, LLC

10.2
Purchase Agreement, dated as of March 22, 2012, by and between Moody National Companies, LP and Woodlands Terrapin Investors I, LLC, Woodlands Terrapin Investors II, LLC, Woodlands Terrapin Investors III, LLC, 537 Houston, LLC, Marc Hotel Houston, LLC, Miriam Hotel Houston, LLC and Terrapin Operator Woodlands, LLC

10.3
First Amendment to Purchase Agreement, dated as of April 6, 2012, by and between Moody National Companies, LP and Woodlands Terrapin Investors I, LLC, Woodlands Terrapin Investors II, LLC, Woodlands Terrapin Investors III, LLC, 537 Houston, LLC, Marc Hotel Houston, LLC, Miriam Hotel Houston, LLC and Terrapin Operator Woodlands, LLC

10.4	Amendment No. 2 to the Amended and Restated Advisory Agreement, dated April 12, 2012, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P.